Exhibit 20.5
Page 1 of 3

Navistar Financial 1995-A Owner Trust
For the Month of June 1995
Distribution Date of July 20, 1995

Original Pool Amount     $424,879,281.80

Beginning Pool Balance   $414,608,188.83
Beginning Pool Factor          0.9758259

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)$9,846,592.27
  Interest Collected       $3,769,734.92

Additional Deposits:
  Repurchase Amounts               $0.00
  Liquidation Proceeds/Recoveries  $0.00
Total Additional Deposits          $0.00

Repos/Chargeoffs             $132,102.43
Aggregate Number of Notes Charged Off  0

Total Available Funds     $13,616,327.19

Ending Pool Balance      $404,629,494.13
Ending Pool Factor             0.9523399

Servicing Fee                $345,506.82

Repayment of Servicer Advances     $0.00

Reserve Account:
  Beginning Balance       $24,996,297.62
  Target Percentage                6.00%
  Target Balance          $24,277,769.65
  Minimum Balance          $8,922,464.92
  (Release)/Deposit        $(718,527.97)
  Ending Balance          $24,277,769.65

                                 Dollars  Notes
Delinquencies:
  Installments:
     1-30 days              1,695,507.72  1,159
    31-60 days                132,127.53    120
    60+ days                   16,293.69     11

    Total                   1,843,928.94  1,161

  Balances:
    60+ days                  729,401.53     11

Memo Item - Reserve Account
  Prior Month             $24,876,491.33
  + Invest. Income            119,806.29
  - Transfer to Collections Account                0.00
    Beginning Balance     $24,996,297.62

Exhibit 20.5
Page 2 of 3

Navistar Financial 1995-A Owner Trust
For the Month of June 1995

                                                         NOTES
                                TOTAL           CLASS A-1      CLASS A-2  CERTIFICATES
Original
 Pool Amount Dist.:      $424,879,281.80    $80,000,000.00$330,000,000.00$14,879,281.80
 Distribution Percentages                           100.00%          0.00%       0.00%
 Coupon                                             5.900%         6.550%      6.850%

Beginning Pool Balance   $414,608,188.83
Ending Pool Balance      $404,629,494.13

Collected Principal        $9,846,592.27
Collected Interest         $3,769,734.92
Charge-Offs                  $132,102.43
Liquidation Proceeds/Recoveries    $0.00
Servicing                    $345,506.82
Cash Transfer from Reserve Account $0.00
  Total Collections Available
    for Debt Service      $13,270,820.37

Beginning Balance        $414,608,188.83    $69,728,907.03$330,000,000.00$14,879,281.80

Interest Due               $2,229,019.69       $342,833.79  $1,801,250.00  $84,935.90
Interest Paid              $2,229,019.69       $342,833.79  $1,801,250.00  $84,935.90
Principal Due              $9,978,694.70     $9,978,694.70          $0.00       $0.00
Principal Paid             $9,978,694.70     $9,978,694.70          $0.00       $0.00

Ending Balance           $404,629,494.13    $59,750,212.33$330,000,000.00$14,879,281.80
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)      0.7468776541   1.0000000000 1.0000000000

Total Distributions       $12,207,714.39    $10,321,528.49  $1,801,250.00  $84,935.90

Interest Shortfall                 $0.00             $0.00          $0.00       $0.00
Principal Shortfall                $0.00             $0.00          $0.00       $0.00
 Total Shortfall (required from Reserve)             $0.00          $0.00       $0.00     $0.00

Excess Servicing           $1,063,105.98

Beginning Reserve Account Balance$24,996,297.62
(Release)/Draw              $(718,527.97)
Ending Reserve Account Balance$24,277,769.65

Memo Item - Advances:
 Servicer Advances - Current Month$2,902.80
 Total Outstanding Servicer Advances$2,071,102.42

Exhibit 20.5
Page 3 of 3

Navistar Financial 1995-A Owner Trust
For the Month of June 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                               5              4              3               2             1
                           May 1995       Jun 1995       Jul 1995       Aug 1995      Sep 1995
Beg. Pool Balance      $424,879,281.80$414,608,188.83

A) Loss Trigger:
Principal of Contracts
  Charged off               $64,933.51    $132,102.43
Recoveries                       $0.00          $0.00

Total Charged off
  (Months 5,4,3)           $197,035.94
Total Recoveries
  (Months 3,2,1)                  0.00
Net Loss/(Recoveries)
  for 3 Mos.               $197,035.94(a)

Total Balance
  (Months 5,4,3)       $839,487,470.63(b)

Loss Ratio [(a/b)(12)]       0.2817%

Trigger:
  Is Ratio> 1.5%                 No


B) Delinquency Trigger:
  Balance delinquency
    60+ days               $241,605.37    $729,401.53
  As % of Beginning
    Pool Balance            0.05686%       0.17593%
  Three Month Average       0.05686%       0.11639%

Trigger:
  Is Average> 2.0%               No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer